Exhibit 10.19
Supplemental Agreement to
the Cooperation Contract Concerning
the Aohai Radiotherapy Treatment and Diagnosis Research Center
Party A:       Chinese People’s Liberation Army Navy General Hospital
Party B:       Shenzhen Aohua Medical Services Co., Ltd.
Whereas, Party A and Party B entered into a cooperation contract on March 18, 2003 in respect of the third phase of the Aohai Radiotherapy Treatment and Diagnosis Research Centre, whereby it was contemplated that the Parties will cooperate to make investment in the whole set of equipment for conformal radiotherapy and intensity modulated radiotherapy (including the medical linear accelerator, the multi-leaf collimator, the CT simulated stereotactic system, and the 3-D therapy and planning system), that all of the funding shall be provided by Party B, and that Party A shall be responsible for handling the tendering procedures for the equipment and the construction work of the equipment room and therapy rooms and other relevant matters. Thereafter, due to the impact of SARS, the progress of the project has been hindered. NOW, THEREFORE, in order to procure, as soon as possible, smooth progress of the project, upon friendly consultations, the Parties hereby enter into the following supplemental agreements:
1.	Considering that the investment funds raised by Party B for the project constitute purpose-bound special funds and will be made available only until 31 December, 2003, after which date they shall be forfeited, Party A shall duly complete the tendering procedures for the equipment by 20 December, 2003, failing which Party A shall assume the liabilities arising out of the non-availability of the funds of Party B.

2.	Party A shall complete the construction of the equipment room and therapy rooms by 31 January, 2004 so that the installation and commissioning of the equipment will not be affected.
This Supplemental Agreement shall be made in four copies. This Supplemental Agreement shall become effective upon execution and sealing by each of the Parties and shall have the same legal force as the original contract.

Party A:	Party B:
Chinese People’s Liberation Army Navy	Shenzhen Aohua Medical Services Co., Ltd.
General Hospital (Corporate seal)	(Corporate seal )

Representative:	Representative:
(Signature)	(Signature)

Date: 16 August, 2003